UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 23, 2015 (June 19, 2015)

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Charter)

Colorado	2-17039	84-0467208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 East Anderson Lane Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 19, 2015, the Board of Directors of National Western Life Insurance Company (the “Company”) appointed Ross R. Moody (“Mr. Moody”) as President and interim Chief Executive Officer of the Company. Mr. Moody (age 52) has served as a member of the Company’s Board of Directors since 1981 and as the Company’s President and Chief Operating Officer since 1992. Mr. Moody will serve as the Company’s interim Chief Executive Officer until the Company appoints a permanent Chief Executive Officer. Mr. Moody will not receive any additional compensation while assuming the duties of interim Chief Executive Officer. Robert L. Moody, Sr., who served as Chief Executive Officer until June 19, 2015, will continue to serve as Chairman of the Board, at an annual salary of $100,000, as determined by the Company’s Compensation Committee, plus benefits currently provided to him as a Company director.
Mr. Moody is the son of Robert L. Moody, Sr., stepson of Ann M. Moody, and the brother of Russell S. Moody and Frances A. Moody-Dahlberg, each of whom serve as a director of the Company. Mr. Moody has no related party transactions reportable under Item 404(a) of Regulation S-K and there are no arrangements or understandings pursuant to which Mr. Moody was elected as President and interim Chief Executive Officer.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2015, the Company held its Annual Meeting of Stockholders in Galveston, Texas to consider and vote on the matters listed below. These matters are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A originally filed with the Securities and Exchange Commission on April 30, 2015, and subsequently amended on April 30, 2015 and June 12, 2015. There were 3,436,166 shares of Class A common stock entitled to vote at the meeting and a total of 3,208,680 shares, or 93.4%, were present or represented by proxy at the meeting. In addition, there were 200,000 shares of Class B common stock entitled to vote at the meeting of which 100.0% of the shares were present or represented by proxy. Set forth below are the voting results for each proposal submitted to a vote of stockholders.

Proposal 1. Reorganization

The Class A and Class B stockholders of the Company approved the Agreement and Plan of Merger dated April 6, 2015, referred to in the Company's Definitive Proxy Statement as the "Reorganization Proposal". The results of the voting were as follows:

For	Against	Abstain

2,966,056	23,542	7,198

There were 411,884 broker non-votes for the Reorganization Proposal.

Proposal 2. Election of Directors

The Class A and Class B stockholders of the Company elected each of their respective director nominees nominated by the Company’s Board of Directors. The results of the voting were as follows:

Class A Director Nominee	For	Withheld

Stephen E. Glasgow	2,688,075	108,721
E. Douglas McLeod	2,102,748	694,048
Louis E. Pauls, Jr.	2,687,598	109,198
E.J. Pederson	2,687,792	109,004

Class B Director Nominee	For	Withheld

Robert L. Moody	200,000	-
Ross R. Moody	200,000	-
Ann M. Moody	200,000	-
Charles D. Milos	200,000	-
Frances A. Moody-Dahlberg	200,000	-
Russell S. Moody	200,000	-

There were 411,884 broker non-votes for each Class A director nominee and none for each Class B director nominee. The individuals shown above were elected to serve as a director until the Company’s 2016 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 3. Ratification of Independent Registered Public Accounting Firm

The Class A and Class B stockholders of the Company ratified the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The results of the voting were as follows:

For	Against	Abstain

3,382,364	13,168	13,148

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: June 23, 2015	By:	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial Officer and Treasurer